WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


                      GENERAL LEASE

     This Lease, executed at     Las Vegas,     Nevada, this
 26         day of           February    , 2000, by and between
   Kent Wyatt &/or Assigns    and     Atlantic Syndication
Network, Inc.    , hereinafter called respectively Lessor and
Lessee.

     WITNESSETH:  That Lessor hereby leases to Lessee, and Lessee leases from Lessor, subject to the terms and conditions herein contained for the purpose of conducting therein Business Offices and a Production Studio and any other lawful purpose, those
certain premises with the appurtenances thereto situated in
the County of Clark    , State of Nevada, and more particularly
described as follows, to-wit:      a two-story house, 3,400 square
feet, and unattached building, 1,600 square feet, and accompanying land located at 6125 Edna (southwest corner of Jones Blvd. and
Edna).

TERM:     The term shall be for     five (5) years    ,
          commencing on the     1st    day of   March   , 2001,
          and ending on the    28th     day of    February   ,
          200 6  , at the total monthly rent or sum of
          $6,850.00 ; $4,930.00 for Office Space (3,400 sq. ft.
          @ $1.45 per sq. ft.) and $1,920.00 for Studio Space
          (1,600 sq. ft. @ $1.20 per sq. ft.).

          Cost of Living Increases-     The Lessee agrees to pay
                                        a "Cost of Living"
                                        increase of     3
                                        per cent
          per annum.

          Option-One (1), Three (3) year term to commence on the
          1st day of     March    , 200 6 , and ending on the 28
          th of February   , 2009  , "terms and condition" of this
          lease to remain in force during the Option period.

     It is further mutually agreed between the parties as follows:

POSSESSION:    If Lessor, for any reason whatsoever, cannot
               deliver possession of the said premises to Lessee
               at the
          commencement of the said term, as hereinbefore
          specified or for a period of     15 days     Thereafter
          this lease shall not be voided or voidable, nor shall
          Lessor be liable to Lessee for any loss or damage
          resulting therefrom; but in that event there shall be
          a proportionate deduction of rent covering the period
          between the commencement of the said term and the time
          when Lessor can deliver possession.  If the Lessor
          cannot deliver possession of said premises within said
             30 day     Period then this lease at the option of
          either party hereto shall be void without liability as
          to either of them and all sums paid returned to the
          payer.

USES
PROHIBITED:    Lessee shall not use, or permit said premises, or
               any part thereof, to be used, for any purpose or
          purposes other than the purpose or purposes for which
          the said premises are hereby leased; and no use shall
          be made or permitted to be made of the said premises,
          nor acts done, which will increase the existing rate of
          insurance upon the building in which said premises may
          be located, or cause a cancellation of any insurance
          policy covering said building, or any part thereof, nor
          shall Lessee sell, or permit to be kept, used, or sold,
          in or about said premises, any article which may be
          prohibited by the standard form of fire insurance
          policies.  Lessee shall, at his sole cost and expense,
          comply with any and all requirements, pertaining to
          said premises, of any insurance organization or
          company, necessary for the maintenance of reasonable
          fire and public liability insurance, covering said
          building and appurtenances.

WASTE
ALTERATIONS:   Lessee shall not commit, or suffer to be
               committed, any waste upon the said premises, or
          premises, or any nuisance, or other act.  Lessee shall
          not make, or suffer to be made, any alterations of the
          said premises, or any part thereof, without the written
          consent of Lessor, except as permitted in section,
          "Leasehold Improvement", first had and obtained, and
          any additions to, or alterations of, the said premises,
          except movable furniture and trade fixtures, shall
          become at once a part of the realty and belong to
          lessor.

LEASEHOLD
IMPROVEMENTS:  Lessor shall permit the Lessee to make the
               necessary alterations to transform the leased
           premise into a property that is suitable for the
          designated purposes as defined in "Paragraph 2" on page
          one; all Leasehold Improvements shall be approved in
          writing by the Lessor prior to their implementation.
          It is further agreed that the Lessor will make
          adjustments to the monthly rent,     $500.00 per month
            , to off-set the costs of leasehold Improvements up
          to     $30,000.00    .

          The Lessee agrees to correct at the end of the lease, any alterations to the leased premises that the Lessor may deem to cause a devaluation in the property value.
          These corrections will be made by the Lessee at its sole expense. However, it is the responsibility of the Lessor to provide evidence of original condition, in order for the Lessee to be required to make any necessary corrections.

ABANDONMENT:   Lessee shall not vacate or abandon the premises at
               any time during the term; and if Lessee
          shall abandon, vacate or surrender said premises, or be
          dispossessed by process of law, or otherwise, title to
          any personal property belonging to Lessee and left on
          the premises shall be deemed to be transferred to the
          Lessor and the market value thereof at the date of such
          abandonment shall be applied by the Lessor to the
          reduction of any sums due the Lessor by the Lessee by
          virtue of terms and conditions of this Lease.

REPAIRS: Lessee shall, at its sole cost, keep and maintain said premises and appurtenances and every part thereof, including glazing, sidewalks adjacent to said premises and interior of the premises in good and sanitary order, condition and repair. By entry hereunder, Lessee accepts the premises as being in good and sanitary order, condition and repair and agrees on the last day of said term, or sooner termination of this lease, to surrender unto Lessor all and singular said premises with said appurtenances in the same condition as when received, reasonable use and wear thereon and damage by fire, act of God or by the elements excepted, and to remove all of Lessee's signs from said premises.

          The Lessor shall maintain the exterior structural integrity of the buildings and pass these costs on to the Lessee as part of the CAM (Common Area Maintenance) charges.

FREE FROM
LIENS:         Lessee shall keep the demised premises and the
               property on which the demised premises are
               situated, free from any liens arising out of any
               work performed, materials furnished, or
               obligations incurred by Lessee, and Lessee shall
               give written notice to the Lessor 15 days prior to
               any construction, alteration or repair which is to
               cost more than     $1,000.00    .

INDEMNIFICATION
OF LESSOR Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares and merchandise, in, upon or about said premises and for injuries to persons in or about said premises, from any cause arising at any time, and Lessee will hold Lessor exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise of any person, arising from the use of the premises by Lessee, or from the failure of Lessee to keep the premises in good condition and repair, as herein provided.

UTILITIES:     Lessee shall be responsible for all the utilities.
               Except for the telephone, all utilities will be
               paid by the Lessor and the cost passed on to the
               lessee; this to insure the integrity of the
               property is maintained.  The telephone charges
               will be paid directly by the Lessee.

ENTRY BY
LESSOR: Lessee shall permit Lessor and/or his agents to enter into and upon said premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which said premises are situated. Lessee shall permit Lessor, at any time within thirty days prior to the expiration of this lease, to place upon said premises any usual or ordinary "to let" or "to lease" signs.

DESTRUCTION
OF PREMISES:   In the event of a partial destruction of the said
               premises during the said term, from any
          cause, Lessor shall forthwith repair the same, provided
          such repairs can be made within sixty (60) days under
          the laws and regulations of State, Federal, County or
          Municipal authorities, but such partial destruction
          shall in no wise annul or void this lease, except that
          Lessee shall be entitled to proportionate deduction of
          rent while such repairs are being made, such
          proportionate deduction to be based upon the extent to
          which the making of such repairs shall interfere with
          the business carried on by Lessee in the said premises.
          If such repairs cannot be made in sixty (60) days,
          Lessor may, at his option, make same within a
          reasonable time, this lease continuing in full force
          and effect and the rent to be proportionately rebated
          as aforesaid in this paragraph provided.  In the event
          that Lessor does not so elect to make such repairs
          which cannot be made in sixty (60) days, or such
          repairs cannot be made under such laws and regulations,
          this lease may be terminated at the option of either
          party.  In the event that the building in which the
          demised premises may be situated is destroyed to the
          extent of not less than 33 1/3 % of the replacement
          cost thereof, Lessor may elect to terminate the lease,
          whether the demise premises be injured or not.  A total
          destruction of the building in which the said premises
          may be situated shall terminate this lease.  In the
          event of any dispute between Lessor and Lessee relative
          to the provisions this paragraph, they shall each
          select an arbitrator, the two arbitrators so selected
          shall select a third arbitrator and the three
          arbitrators so selected shall hear and determine the
          controversy and their decision thereon shall be final
          and binding upon Lessor and Lessee, who shall bear the
          cost of such arbitration equally between them.

ASSIGNMENT AND
SUBLETTING:    Lessee shall not assign this lease, or any
               interest therein, and shall not sublet the said
               premises or
          any part thereof, or any right or privilege appurtenant
          thereto, or suffer any other person (the agents and
          servants of Lessee excepted) to occupy or use the said
          premises, or any portion thereof, without the written
          consent of Lessor first had and obtained, and a consent
          to one assignment, subletting, occupation or use by any
          other person, shall not be deemed to be a consent to
          any subsequent assignment, subletting, occupation or
          use by another person.  Any such assignment or
          subletting without such consent shall void, and shall,
          at the option of Lessor, terminate this lease.  This
          lease shall not, nor shall any interest therein, be
          assignable, as to the interest of Lessee, by operation
          of law, without the written consent of Lessor.

INSOLVENCY OR
BANKRUPTCY:    Either (a) the appointment of a receiver (except
               a receiver mentioned in section
          "RECEIVERSHIP" hereof) to take possession of all of the
          assets of Lessee, or (b) a general assignment by Lessee
          for the benefit of creditors, or (c) any action taken
          or suffered by Lessee under any insolvency or
          bankruptcy act shall constitute a breach of this lease
          by Lessee.

DEFAULT: In the event of any breach of this lease by Lessee, then Lessor shall retain all advance rentals and or security deposits as partial liquidated damages without waiving or otherwise restricting any or all of Lessor's rights herein provided nor shall the same constitute an election on Lessor's part of the remedies available herein or as otherwise provided by law. Besides other rights or remedies Lessor may have, he shall have the immediate right of re-entry and may remove all persons and property from the premises: such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee. Should
          Lessor elect to re-enter, as herein provided, or should he take possession pursuant to legal proceedings or pursuant to any notice provided for by law, he may either terminate this lease or he may from time to time, without terminating this lease, re-let said premises or any part thereof for such term or terms
          (which may be a term extending beyond the term of this lease) and at such rental or rentals and upon such other terms and conditions as Lessor in his sole discretion may deem advisable with the right to make alterations and repairs to said premises: upon each such re-letting (a) Lessee shall be immediately liable to pay Lessor, in addition to any indebtedness other than rent due hereunder, the cost and expenses of such re-letting and of such alterations and repairs, incurred by Lessor, and the amount, if any, by which the rent reserved in this lease for the period of such re-letting; or (b) at the option of Lessor rents received by such Lessor from such re-letting shall br applied: first, to the payment of any indebtedness, other than rent due hereunder from Lessee to Lessor;
          second, to the payment of any costs and expenses of such re-letting and of such alterations and repair;
          third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If Lessee has been credited with any rent to be received by such re-letting under option (a) and such rent shall not be promptly paid to Lessor by the new tenant, or if such rentals received from such re-letting under option (b) during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Lessor shall be construed as an election on his part to terminate this lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction.
          Notwithstanding any such re-letting without termination, Lessor may at any time thereafter elect to terminate this lease for such previous breach. Should
          Lessor at any time terminate this lease for any breach, in addition to any other remedy he may have, he may recover from Lessee all damages he may incur by reason of such breach, including the cost of recovering the premises, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this lease for the remainder of the stated term over the then reasonable rental value of the premises for the remainder of the stated term; all of which amounts shall be immediately due and payable from Lessee to Lessor.

SURRENDER
OF LEASE: The voluntary or other surrender of this lease by Lessee, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Lessor, terminate all or any existing sublease or sub-tenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or sub-tenancies.

ATTORNEY'S
FEES: In case suit shall be brought for an unlawful use of the said premises, for the recovery of any rent due under the provisions of this lease, or because of the breach of any other covenant herein contained, on the part of Lessee to be kept or performed, Lessee shall pay to Lessor a reasonable attorney's fee.

RECEIVERSHIP:  If a receiver or keeper appointed (at the instance of Lessor in any action against Lessee) to take possession of said premises and/or to collect the rents or profits derived therefrom, the receiver, or keeper may, if it be necessary or convenient in order to collect such rents and profits, conduct the business of Lessee then being carried on in said premises and may take possession of any personal property belonging to Lessee and used in the conduct of such business, and may use the same in conducting such business on the premises without compensation to Lessee for such use.
          Neither the application for the appointment of such receiver, or keeper, nor the appointment of such receiver, or keeper, shall be construed as an election on Lessor's part to terminate this lease unless a written notice of such intention is given to Lessee.

NOTICES: All notices to be given to Lessee may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said premises, whether or not Lessee has departed from, abandoned or vacated the premises. All notices to be given the Lessor shall be given in writing, mailed to the Lessor, postage prepaid, to the address hereinafter set forth.

TRANSFER OF
SECURITY: If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto.

WAIVER: The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained.
          The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

SUBLEASING:    The provision against subletting elsewhere
               contained in this lease shall not prohibit Lessee
               from concessions for the operation of one or more
               departments of the business conducted in or upon
               the demised premises, provided, however, that (a)
               each such concession which may be granted by
               Lessee shall be subject to all the terms and
               provisions of this lease, (b) all of the
               provisions hereof applying to the business of
               Lessee shall apply to each such concession, and
               (c) the majority in number and the major portion
               in volume of business of the departments in or
               upon the demised premises, including concession
               granted by Lessee, shall at all times belong to
               and be operated by Lessee.

INSURANCE:     Lessee shall at all times during the term of this
               lease carry:  public liability insurance covering
               the demised premises and its appurtenances and the
               sidewalks fronting thereon, in an amount of not
               less than One Million ($1,000,000) Dollars for
               injury to and/or death of any one person in any
               one accident.  The Lessee will name the Lessor as
               an "additional insured" on all policies that
               pertain to the said premises and provide a
               duplicate certificate to the Lessor.

LEASE
DEPOSIT: Lessee has, contemporaneously with the execution of this lease, and in addition to the minimum cash rental for the first and last months rental as set forth in this lease, and a Security Deposit of Five Thousand
          ($5,000) Dollars of which is hereby acknowledged by Lessor, said sum being hereinafter referred to as the "Deposit Amount". The Deposit Amount shall be held by
          Lessor as security for the faithful performance by Lessee of all of the terms, covenants and conditions of this lease by Lessee to be kept and performed during the term thereof. If at any time during the term of this lease any of the rent herein reserved shall be overdue and unpaid, or any other sum payable by Lessee to Lessor hereunder shall be overdue and unpaid, the Lessor may at its option (but Lessor shall be required to) appropriate and apply any portion of the Deposit
          Amount to the payment of any such overdue rent or other sum. In the event of the failure of Lessee to keep and perform all of the terms, covenants and conditions of this lease to be kept and performed by Lessee, then, at its option, Lessor may after terminating this lease appropriate and apply the entire Deposit Amount, or so much thereof as may be necessary, to compensate Lessor for all loss or damage sustained or suffered by Lessor due to such breach on the part of Lessee. Should the entire Deposit Amount, or any portion thereof, be appropriated and applied by Lessor for the payment of overdue rent or other sums due and payable to Lessor by Lessee hereunder, then Lessee shall, upon the written demand of Lessor, forthwith remit to Lessor a sufficient amount in cash to restore said security to the original Deposit Amount, the Lessee's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this lease. Should Lessee comply with all of said terms, covenants, and conditions and promply pay all of the rental herein provided for as it falls due, and all other sums payable by Lessee to Lessor hereunder, the Deposit
          Amount shall be returned in full to Lessee without interest at whichever of the following dates shall be applicable under the circumstances: (a) the end of the term of this lease; (b) the termination of this lease in the event Lessee should hold over under section
          SUBLEASING hereof or (c) the earlier termination of the lease under the provisions of section DESTRUCTION OF
          PREMISES hereof.

EQUIPMENT:     The Lessor has installed mechanical equipment for
               the heating and cooling of the premises.  The
               Lessee agrees to pay all utility bills for the
               operation of the premises and maintain the
               mechanical heating and cooling equipment at
               Lessee's expense.

TAXES: Lessor shall be responsible fore all real property taxes and assessments which shall pertain to the real property located at the site of the premises hereby leased; and Lessee shall pay all taxes on the personal property and trade fixtures located on the leased premises.

VACATING
PREMISES: Upon leaving premises, the Lessee agrees to leave the premises in an orderly manner, in as good order and condition as a reasonable amount of wear and use thereof will permit (damage by the elements excepted).
          All fixtures attached to said premises by said Lessee, except trade fixtures installed by Lessee at it's expense in any manner during the term hereof shall become the property of the Lessor.

SUCCESSORS
AND ASSIGNS:   The covenants and conditions herein contained
               shall, subject to the provisions as to
           assignment, apply to and bind the heirs, successors,
          executors, administrators and assigns of all of the
          parties hereto, and all of the parties hereto shall be
          jointly and severally liable hereunder.

TIME:          Time is of the essence of this lease.

MARGINAL
CAPTIONS: The captions in the margins of this lease are for convenience only and are not a part of this lease and do not in any way limit or amplify the terms and provisions of this lease.

          IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.


               LESSOR                        LESSEE

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